WAYPOINT BANK	235 N. Second Street Harrisburg, Pa 17101 Phone 717-909-2603 Fax 717-231-6186

Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE
November 21, 2003

Contact:	James H. Moss Chief Financial Officer (717) 909-2247

Waypoint Financial Corp. Completes Fifth Stock Repurchase Program
and Initiates New Repurchase Program

     HARRISBURG, PA — Waypoint Financial Corp. (NASDAQ: WYPT) today announced that the company has completed the repurchase of 1,725,150 shares of Waypoint common stock under a repurchase program approved by the board of directors in February of 2003.

     The company’s board of directors today also authorized a new stock repurchase program to acquire up to five percent of outstanding shares or approximately 1,650,000 shares. Shares will be purchased through open market or negotiated transactions and will be held by the corporation as treasury stock. The new five percent stock repurchase program represents the company’s sixth since September of 2001. To date, Waypoint has reacquired 9,474,066 shares of company common stock.

     Waypoint Financial Corp. is a $5.4 billion financial services organization with 66 branch offices located throughout Pennsylvania and Maryland. Waypoint provides a full range of financial services, including banking for retail, commercial, and small business customers, trust and investment, brokerage and insurance services. The company’s common stock trades on the NASDAQ market under the symbol WYPT.

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